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                                                                  EXHIBIT 10.6

                             THIRD AMENDMENT TO THE
                           1996 STOCK INCENTIVE PLAN

     THIS THIRD AMENDMENT to the 1996 Stock Incentive Plan of College Television Network, Inc. (the "Company") (formerly known as Laser Video Network, Inc.), a Delaware corporation, (this "Amendment") is made effective as of the 13th day of May, 1999 (the "Effective Date"), provided, the shareholders of the Company approve this Amendment within 12 months after such effective date. All capitalized terms in this Amendment have the meaning ascribed to such terms in the 1996 Stock Incentive Plan (the "Plan"), unless otherwise stated herein.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Board of Directors of the Company desires to amend the Plan to adjust the exercise price of options granted thereunder.

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

          1. Section 1.5.1 of the Plan is hereby amended by deleting the first sentence thereof in its entirety and substituting therefor the following new first sentence:

          The total number of shares of common stock of the Company, par value $.005 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 2,000,000 shares.

          2.  Section 2.2.3 of the Plan is hereby amended by deleting Section
2.2.3 in its entirety and substituting in lieu thereof the following:

          Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that if it is the intent of the Committee to issue an incentive stock option that satisfies the requirements of (S)422 of the Internal Revenue Code of 1986, as amended, the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted.

          3. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the Effective Date.

                                 COLLEGE TELEVISION NETWORK, INC.


                                 By:  /s/ Patrick Doran
                                     -------------------
                                     Patrick Doran
                                     Chief Financial Officer
ATTEST:

By: /s/ Patrick Doran
   -------------------------
   Patrick Doran, Secretary